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                                                                    EXHIBIT 4(C)



                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

         COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of May 7, 1998, among SEVEN SEAS PETROLEUM INC., a corporation organized under the laws of the Yukon Territory, Canada ("Seven Seas" or the "Pledgor"), and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as trustee (the "Trustee"), for the Holders of the Notes (as defined herein) (this "Pledge Agreement" or this "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture (as defined herein).

                             W I T N E S S E T H :

         WHEREAS the Pledgor and the Trustee have entered into that certain Indenture dated as of May 7, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing $110,000,000 in aggregate principal amount of its 12 1/2% Senior Notes due 2005 (the "Notes");

         WHEREAS the Pledgor has agreed, pursuant to the Indenture, to purchase a portfolio of U.S. Government Securities initially consisting of those securities listed in Exhibit A hereto (together with any replacement or substitute securities, the "Pledged Securities") with scheduled principal and interest payments on such Pledged Securities that, based upon the certificate furnished to the Trustee of an internationally recognized firm of independent certified public accountants selected by the Pledgor, will result in the receipt of scheduled interest and principal payments in respect of the Pledged Securities, in amounts sufficient and at the times necessary to provide for payment in full of the four regularly scheduled interest payments due on the Notes from November 15, 1999 through May 15, 2001 (the "Four Payments"); and

         WHEREAS, to secure the payment and performance by the Pledgor of its obligations under the Indenture and the Notes, including without limitation all principal of, interest on, and any premium, Additional Amounts and Liquidated Damages on, the Notes and all obligations of the Pledgor to the Trustee under the Indenture and hereunder, including without limitation, pursuant to Section 11 and Section 13 hereof (all such obligations to the Holders and the Trustee, collectively, the "Obligations"), the Pledgor has agreed (i) to place the Pledged Securities in the Pledge Account (as defined herein) held by the Trustee for the ratable benefit of the Holders of the Notes; and (ii) to grant to the Trustee for itself and for the ratable benefit of the Holders of the Notes a security interest in the Pledged Securities and the Pledge Account and execute and deliver this Pledge Agreement.



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         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for itself and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for itself and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to (i) all of the Pledgor's right, title and interest in Securities Account No. 55087 maintained at The Bank of Nova Scotia, New York Agency (the "Securities Account") and the "SEVEN SEAS PLEDGE ACCOUNT," Account No. 190575, maintained with the Trustee (the "Pledge Account,") all Pledged Securities now or hereafter existing, and any and all security entitlements (as defined in 8-102 of the Uniform Commercial Code of the State of New York (the "UCC")), (ii) all certificates or other evidence of ownership representing the Pledged Securities, the Pledge Account and any and all security entitlements (as defined in 8-102 of the UCC) related thereto or the Securities Account and
(iii) all products and proceeds of any of the Pledged Securities and the Pledge Account, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (items (i), (ii) and (iii), collectively, the "Collateral"). The parties acknowledge that the Securities Account constitutes a securities account and that all Collateral held in, carried in or credited to the Securities Account shall constitute financial assets under the UCC.

         2. Security for Obligations. This Pledge Agreement and the Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations.

         3. Delivery/Control of Collateral; Pledge Account; Interest. (a) All certificates or instruments, if any, representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Trustee pursuant hereto or shall be delivered to the Trustee through the book-entry facilities of the applicable depositary and shall be registered in the name of the Trustee, as Trustee, or its nominee, in each case, for its benefit and for the ratable benefit of the holders of the Notes such that the Trustee is the "entitlement holder" (as defined in 8-102 of the UCC) therefore and has "control" (as defined in 8-106 of the UCC) thereof.

         (b) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee shall establish the "SEVEN SEAS PLEDGE ACCOUNT," referred to in Section 1 above, for the deposit of the Pledged Securities (the "Pledge Account") at its offices at One Liberty Plaza, New York, New York. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for its benefit and the ratable benefit of the Holders of the Notes. The Pledged Securities, and the proceeds of any such Pledged Securities, shall remain on deposit in the Pledge Account until withdrawn in accordance with this Agreement. If and to the extent the Pledged Securities comprise certificated securities (as defined in Section 8-102 of the UCC), such Pledged Securities shall be registered in the name of the Trustee, as Trustee, or its nominee, in each case for its benefit and for



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the ratable benefit of the Holders of the Notes, and possession thereof shall be maintained within the State of New York.

         (c) All interest earned on or other distributions or amounts paid with respect to any Collateral shall be retained in the Pledge Account and may be reinvested by the Trustee, at the direction (and for the account, benefit and risk) of the Pledgor, in other U.S. Government Securities; provided that the Pledgor may only direct the Trustee so to reinvest such interest, distributions or amounts if, based on the report of an internationally recognized firm of independent public accountants selected by the Pledgor and addressed to the Trustee, scheduled principal and interest payments on the Pledged Securities retained in the Pledge Account will result in receipt of United States dollars in an amount and at a time sufficient to provide for payment in full when due of each of the Four Payments (or, in the event any of the Four Payments shall have been made (from Pledgor Funds, as defined below), the remaining unpaid Four Payments.

         4. Disbursement. (a) Prior to the date of any of the Four Payments, the Pledgor may direct the Trustee in writing to liquidate, if necessary, Pledged Securities and to transfer from the Pledge Account to the Trustee on the payment date in its capacity as Paying Agent (or, if applicable, any successor Paying Agent), United States dollars in immediately available funds necessary to provide for payment in full of all or any portion of the next regularly scheduled interest payment on the Notes. Upon receipt of such written request, the Trustee shall follow such instructions (including, without limitation, disposition of Pledged Securities) and transfer such amount of United States dollars in immediately available funds directly to the Trustee as Paying Agent (or, if applicable, any successor Paying Agent) from proceeds of the Pledged Securities held in the Pledge Account.

         (b) If the Pledgor elects to pay any of the Four Payments from a source of funds other than the Pledge Account (the "Pledgor's Funds"), then the Pledgor shall, at least three Business Days' prior to the payment date for such payment notify Trustee of such election. Provided that no Default or Event of Default exists under the Indenture, after payment of such regularly scheduled interest payment, Pledgor may direct the Trustee in writing to release to the Pledgor, or as it may direct, an amount of funds or Pledged Securities from the Pledge Account less than or equal to the amount of such payment. If the Trustee is not the Paying Agent, such direction shall include an Officers' Certificate delivered to the Trustee stating that such regularly scheduled interest payment constituting one of such Four Payments, has been made in accordance with the terms of the Indenture. Upon receipt of such written direction from the Pledgor the Trustee shall take such action as is necessary to provide for the prompt payment to the Pledgor of the amount of funds or Pledged Securities requested from the Pledge Account.

         (c) If at any time (a) the scheduled payments of principal of and interest on the Pledged Securities exceeds 100% of the amount in cash required, based on the report of an internationally recognized firm of independent certified public accountants selected by the Pledgor and addressed to the Trustee, to provide for timely payment in full of the Four Payments (or, in the event any of the regularly scheduled interest payments due on or prior to November 15, 2000 have been made, an



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amount in cash sufficient to provide for timely payment in full of the remaining unpaid regularly scheduled interest payment or payments due through May 15, 2001) and no Default or Event of Default exists, the Pledgor may direct the Trustee in writing to release to the Pledgor or as it directs an amount of funds or Pledged Securities, at the Pledgor's sole option, less than or equal to such excess. Upon receipt of such written direction from the Pledgor, together with such report of such internationally recognized firm of independent certified public accountants, the Trustee shall take such action as is necessary to provide for the prompt payment to the Pledgor of the amount of funds or Pledged Securities requested from the Pledge Account.

         (d) Upon payment in full of the Four Payments, if no Default or Event of Default exists, the security interest in the Collateral evidenced by this Pledge Agreement shall terminate and be of no further force or effect. Furthermore, upon release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, the security interest created by this Pledge Agreement in the Collateral so released shall terminate and be of no further force or effect.

         5. Representations and Warranties. The Pledgor hereby represents and warrants that:

                 (a) the execution, delivery and performance by the Pledgor of this Pledge Agreement have been duly authorized by the Pledgor and do not contravene or constitute a default under any provision of applicable law, regulation, the certificate of incorporation or the bylaws, as the case may be, of the Pledgor, or of any judgment, injunction, order, decree or any material agreement or instrument binding upon the Pledgor, and do not result in the creation or imposition of any Lien on any asset of the Pledgor, except for the security interests granted under this Pledge Agreement and the Indenture;

                 (b) no financing statement covering any of the Collateral is on file in any public office, other than financing statements filed pursuant to this Pledge Agreement, if any;

                 (c) (i) if the securities are uncertificated, upon recordation of the Pledged Securities in an account, under Trustee's name, at the "Securities Intermediary," as defined in the UCC, or,
         (ii) if the Pledged Securities are certificated, upon the delivery to the Trustee of the certificates, representing the Pledged Securities and notation on the records of the Trustee that it holds the Pledged Securities as pledgee, the pledge of the Collateral pursuant to this Pledge Agreement will constitute a valid and perfected first priority security interest in and to the Collateral, securing the payment and performance of the Obligations for the benefit of its Trustees and the ratable benefit of the Holders of the Notes, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor;

                 (d) no consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States, Canada or otherwise, including, without limitation, any taxing authority, is required to be obtained or made by the Pledgor as of the date hereof either (i) for



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         the pledge by the Pledgor of the Collateral pursuant to this Pledge
         Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings and notations necessary to perfect the security interest created hereby in the Collateral) or (ii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement; and

                 (e) the pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency in the United States, Canada or otherwise (including, without limitation, any taxing authority or Regulations T, U and X of the Board of Governors of the Federal Reserve System).

         6. Further Assurances. The Pledgor agrees promptly to take such actions and to execute and deliver or cause to be executed and delivered, any instruments to the Trustee and take any other actions that are necessary or, in the opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to otherwise effect the purposes of this Pledge Agreement. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to ensure the maintenance or perfection of any security interest hereunder.

         7. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes from and after the date of this Pledge Agreement until the payment in full of cash of (i) each of the Four Payments under the terms of the Indenture and (ii) all Obligations due and owing under the Indenture and the Notes prior to the payment of the Four Payments as follows:

                 (a) The Pledgor agrees that it (i) will not sell or otherwise dispose of, or grant any option or other interest with respect to, any of the Collateral, (ii) will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens created pursuant to this Pledge Agreement or the Indenture and (iii) will at all times be the sole beneficial owner of the Collateral.

                 (b) The Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral, or (ii) with regard to the Collateral, fail to pay or discharge when the same is due any tax, assessment or levy of any nature with respect thereto.

         8. Power of Attorney. (a) The Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

                 (1)      collection of proceeds of any Collateral;


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                 (2)      conveyance of any item of Collateral to any purchaser
                          thereof as specified herein;

                 (3) giving of any notices or recording of any Liens pursuant to Section 6 hereof;

                 (4)      making any payments or taking any acts pursuant to
                          Section 9 hereof; and

                 (5) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole and reasonable discretion, and any such payments made by the Trustee shall become Obligations of the Pledgor to the Trustee, due and payable immediately upon demand.

         (b) The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, to the extent permitted by applicable law, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral, and to file the same, and to prepare, sign the Pledgor's name and file any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and shall be irrevocable by the Pledgor.

         9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform or cause performance of such agreement, and the reasonable expenses incurred by or on behalf of the Trustee in connection therewith shall be payable by the Pledgor under Section 13 hereof.

         10. No Imposition of Duties. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Holders of Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed hereunder or under applicable law.

         11. Indemnity. The Pledgor shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel, the costs of investigations, and claims for damages, arising from the Trustee's performance under this Pledge Agreement, except insofar as the same may have been caused by such indemnified person's own negligent action, its own negligent failure to act or its own willful misconduct or unlawful act. The obligations of the Pledgor under this Section 11 shall survive the resignation or removal of the Trustee and the termination of this Agreement.


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         12.     Remedies upon Event of Default.  If an Event of Default shall have occurred and be continuing:

                 (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof, in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Trustee and toward payment of the Obligations as provided in paragraph 12(c) below. Specifically, and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Pledgor or in the Pledgor's possession or control relating to the Collateral that are not already in the Trustee's possession, and for such purposes may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after an Event of Default. To the extent any such notice is required and cannot be waived, the Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to effect the intention of this Section 12.

                 (b) All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor. The Pledgor shall not contest or support any other Person in contesting the validity or priority of the security interests created under this Pledge Agreement.

                 (c)      Any money collected by the Trustee pursuant to this
         Section 12 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment (if only partially paid) and upon surrender thereof if fully paid):

                 (i) FIRST: to the payment of all amounts due the Trustee under Sections 11 and 13 of this Pledge Agreement; and


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                 (ii)     SECOND:  to the payment of the amounts then due and
                          unpaid for interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest; and

                 (iii)    THIRD:   to the payment of the amounts then due and
                          unpaid for principal of (and premium, Additional Amounts and Liquidated Damages, if any) on the Notes, ratably without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any); and

                 (iv)     FOURTH:  to the Pledgor.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 12 in accordance with the Indenture.

         13. Fees and Expenses. The Pledgor shall, upon demand, pay to the Trustee the amount of its fees (which shall be in an amount previously agreed to by the Pledgor and the Trustee) and any and all reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee and the holders of the Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. The obligations of the Pledgor under this Section 13 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         14. Continuing Security Interest; Termination. This Pledge Agreement shall terminate upon the payment in full of each of the Four Payments to the Holders of the Notes provided no Default or Event of Default exists. If a Default or Event of Default exists at such time, this Pledge Agreement shall not terminate until such Default or Event of Default, and any subsequent Default or Event of Default, is cured and waived. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the Holders of the Notes and their respective successors, transferees and assigns.

         15. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or


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in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Trustee or any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own negligent action, negligent failure to act or willful misconduct; provided that (i) each such person shall not be liable for any error of judgment made in good faith by it unless it is proved that such person was negligent in ascertaining the pertinent facts and (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction or request received by it pursuant to Section 6.5 of the Indenture or Section 16(d) hereof. The Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person(s).

         (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

         (c) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read in this Agreement against the Trustee. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default under the Indenture unless informed in writing by the Pledgor or the Holder of any Note or unless a Trust Officer shall have actual knowledge thereof.

         (d) The Trustee shall not be required to exercise any remedies hereunder unless required by law or requested in writing to do so by the Holders of not less than a majority in principal amount of the outstanding Notes and only if furnished with indemnity satisfactory to the Trustee. The Trustee may consult with counsel and shall not be liable for any action taken in good faith in reliance upon advice of such counsel except for its bad faith, its own negligent action, its own negligent failure to act or its own wilful misconduct or unlawful act. The Trustee makes no representation or warranty and shall have no responsibility concerning the value or validity of the Collateral or the validity or perfection of the pledge thereof.

         (e) Any resignation or removal of the Trustee under the Indenture shall result in the simultaneous resignation or removal, as the case may be, of the Trustee hereunder and any appointment of a successor Trustee under the Indenture shall result in the simultaneous appointment of the same successor Trustee hereunder.


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         (f)     The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, it being understood that neither the Trustee nor the Holders of the Notes shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         (g) Notwithstanding anything herein to the contrary, the exculpations, immunities and protections available to the Trustee under the Indenture shall be available to the Trustee hereunder.

         16. Notices. Any communication, notice or demand to be given hereunder shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed to the Trustee and the Company at the addresses specified in the Indenture. Notice may also be given in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

         17. No Waiver; Cumulative Rights. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

         18. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, whether express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

         19. Applicable Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20. Consent to Jurisdiction and Service. (a) The Pledgor irrevocably submits to the jurisdiction of any United States federal or state court located in the Borough of Manhattan in The City of New York, New York over any suit, action or proceeding arising out of or relating to this Collateral Pledge and Security Agreement. The Pledgor irrevocably waives, to the fullest extent permitted by laws any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Pledgor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Pledgor and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Pledgor is subject) by a suit upon such judgment, provided that service of process is effected upon the Pledgor in the manner specified in Section 21(b) or as otherwise permitted by law.

         (b) As long as this Collateral Pledge and Security Agreement remains in effect, the Pledgor will at all times have an authorized agent in the Borough of Manhattan, The City of New York, New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Collateral Pledge and Security Agreement. Service of process upon such agent shall be deemed in every respect effective service of process upon the Pledgor in any such legal action or proceeding. The Pledgor hereby irrevocably appoints CT Corporation system, whose address is, as of the date hereof, 1633 Broadway, New York, New York 10019, as its agent for such purpose and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the Borough of Manhattan, The City of New York, New York as the Pledgor may designate by written notice to the Trustee).

         (c) The Pledgor hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 21(a) and
Section 21(b) hereof by service upon such agent. The Pledgor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon the Pledgor in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

         (d) Nothing in this Section shall affect the right of the Trustee or any Holder of Notes to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Pledgor in the courts of any jurisdiction or jurisdictions.

         21. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         22. Trust Indenture Act. From and after qualification of the Indenture under the Trust Indenture Act, the Pledgor shall provide the annual opinion required by Section 314(b) of the Trust Indenture Act and shall comply with Section 314(d) thereof, to the extent applicable, in connection with any release or substitution of Collateral hereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Collateral Pledge and Security Agreement effective as of the date first above written.

                                       "Pledgor"

                                       SEVEN SEAS PETROLEUM INC.

                                       By: /s/ Herbert C. Williamson, III
                                          ------------------------------------
                                       Print Name: Herbert C. Williamson, III
                                       Title:      Executive Vice President
                                                   and Chief Financial Officer


                                       "Trustee"

                                       THE BANK OF NOVA SCOTIA TRUST
                                       COMPANY OF NEW YORK, as Trustee

                                       By: /s/ John F. Neylan
                                          ------------------------------------
                                       Print Name: John F. Neylan
                                       Title:      Assistant Trust Officer

                                   EXHIBIT A

------------------------------------------------------------------------------------------
                                                                                 VALUE AT
                                                                                 --------
                ISSUE                              PRICE           YIELD         MATURITY
                -----                              -----           -----         --------
------------------------------------------------------------------------------------------
 United States
 Treasury Strips (1)        11/15/99              92.10100         5.490        $6,875,000
------------------------------------------------------------------------------------------
 United States
 Treasury Strips (1)        05/15/00              89.58700         5.520         6,875,000
------------------------------------------------------------------------------------------
 United States
 Treasury Strips (1)        11/15/00              87.16000         5.530         6,875,000
------------------------------------------------------------------------------------------
 United States
 Treasury Strips (1)        05/15/01              84.76500         5.550         6,875,000
------------------------------------------------------------------------------------------


(1)   Separately Traded Registered and Interest Principal Security

                                                                  1999
                                                                  (a)
                                                              ------------
no bold after the box head, rm before the bd,x, outside
  paren.....................................................       tab

                                                                  1999
                                                                  (A)
                                                              ------------
bold command right after the boxhead command, no roman
  before the bd,x...........................................       tab

                                                                  1999
                                                                  (A)
                                                              ------------
roman, bd,x inside the paren, no other bold in the box
  head......................................................       tab

                                                                  1999
                                                                  (a)
                                                              ------------
roman, bd,x outside the paren, no previous bold in the box
  head......................................................       tab

                                                                  1999
                                                                  (a)
                                                              ------------
just bd,x outside the paren, no previous bold in the box
  head......................................................       tab

                                        2